Exhibit 99.(g)(1)(d)

AMENDMENT TO

FEE AGREEMENT

ADDITION OF NEW FUNDS

WHEREAS:

1.               UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC., (“UBS Global AM”) as administrator to the UBS Funds, listed in Appendix IIA attached hereto (the “Funds”);

2.               JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, (“J.P. Morgan”)  is the Service provider for all of the Funds pursuant to a Fee Agreement dated May 10, 2010, as amended; and

Effective April 30th, 2011, J.P. Morgan and UBS Global AM hereby agree to amend the Fee Agreement to reflect the addition of the New Funds by the replacement of Appendix IIA to the Fee Agreement with Appendix IIA attached hereto.

Signed on this thirtieth day of April, 2011.

UBS GLOBAL ASSET MANAGEMENT (AMERICAS), INC.

/s/ Joseph J. Allessie	(Signature)	/s/ Thomas Disbrow	(Signature)
Joseph J. Allessie	(Name)	Thomas Disbrow	(Name)
April 28, 2011	(Date)	April 28, 2011	(Date)

JPMorgan Chase Bank, N.A.

/s/ Lindsay Bruno	(Signature)
Lindsay Bruno	(Name)
April 28, 2011	(Date)

Appendix IIA: Global Custody Bundled Safekeeping and Settlement Basis Point Fees Applied Per Fund

Mutual Funds	Custody Fees in BPS Without Minimum Fees Applied
UBS Absolute Return Bond Fund	2.2
UBS Dynamic Alpha Fund	1.4
UBS Global Allocation Fund	1.5
UBS Global Bond Fund	3.0
UBS Global Equity Fund	2.2
UBS Global Frontier Fund	0.8
UBS High Yield Fund	0.8
UBS International Equity Fund	5.5
UBS Market Neutral Multi Strategy Fund	2.6
UBS Core Plus Bond Fund	0.9
UBS U.S. Equity Alpha Fund	0.8
UBS U.S. Large Cap Equity Fund	0.8
UBS U.S. Large Cap Value Equity Fund	0.8
UBS U.S. Small Cap Growth Fund	0.8
UBS Fixed Income Opportunities Fund	2.4

Relationship Funds	Custody Fees in BPS Without Minimum Fees Applied
UBS Corporate Bond Relationship Fund	1.1
UBS Emerging Markets Equity Relationship Fund	16.6
UBS Global (ex US) All Cap Growth Relationship Fund	4.9
UBS Global Securities Relationship Fund	1.5
UBS High Yield Relationship Fund	0.8
UBS International Equity Relationship Fund	3.9
UBS Large Cap Equity Relationship Fund	0.8
UBS Opportunistic Emerging Markets Debt Relationship Fund	14.6
UBS Small Cap Equity Relationship Fund	0.8
UBS Core Bond Relationship Fund	0.8
UBS U.S. Equity Alpha Equity Relationship Fund	0.8
UBS U.S. Large Cap Growth Equity Relationship Fund	0.8
UBS U.S. Securitized Mortgage Relationship Fund	0.8
UBS U.S. Treasury Inflation Protected Securities Relationship Fund	0.8
UBS Global Corporate Bond Relationship Fund	2.2
UBS U.S. Small Cap Equity Relationship Fund	0.8
UBS U.S. TIPS Relationship Fund	0.8

Closed End Funds	Custody Fees in BPS Without Minimum Fees Applied
Fort Dearborn Income Securities, Inc.	1.2
Global High Income Fund, Inc.	16.0
Strategic Global Income, Inc.	4.0

SMA Funds	Custody Fees in BPS Without Minimum Fees Applied
SMA Relationship Trust Series A	1.4
SMA Relationship Trust Series M	0.8
SMA Relationship Trust Series T	0.5
SMA Relationship Trust Series G	4.2
SMA Relationship Trust Series S	0.75